UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 7, 2012
Date of Report (Date of earliest event reported)

ITRACKR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52810	05-0597678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 E Newport Center Dr.
Suite PH-D
Deerfield Beach, FL 33442
(Address of principal executive offices)

(888) 505-9796
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b)).

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2012 (the "Closing Date"), the Company entered into a financing agreement with Cornucopia Equity Management, LLC ("CEM") whereby CEM will purchase from $80,000 to $1,000,000 of the Company's restricted common stock at a purchase price of $0.40 per share between the Closing Date and the anniversary of the Closing Date. The offering is exempt under Section 4(2) of the Securities act of 1933 and carries piggyback registration rights.

The above description of the financing agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. The agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press release announcing the execution of the agreement is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events

Attached hereto and incorporated by reference herein are the following press releases of iTrackr:

Exhibit 99.2 - Press release issued on March 1, 2012 announcing the launch of the open beta version of iTrackr.com;

Exhibit 99.3 - Press release issued on March 2, 2012 announcing iTrackr's wholly owned subsidiary, RespondQ, and chat technology and services provider for Saveology, exceeded 81,000 in actual home service sales orders in 2011; and

Exhibit 99.4 - Press release issued on March 5, 2012 announcing the Company's newly appointed President, Jeremy Brooks, will be featured and interviewed by phone live on 'The Big Biz Show" on March 5, 2012 at 1:30 EST.

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

2.1	Financing agreement, dated February 9, 2012, among iTrackr Systems, Inc. and Cornucopia Equity Management, LLC

99.1	Press Release of Itrackr Systems, Inc. dated March 6, 2012

99.2	Press Release of Itrackr Systems, Inc. dated March 1, 2012

99.3	Press Release of Itrackr Systems, Inc. dated March 2, 2012

99.4	Press Release of Itrackr Systems, Inc. dated March 5, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRACKR SYSTEMS, INC.

Dated: March 7, 2012	By:	/s/ John Rizzo
Chairman, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer,
and Principal Accounting Officer)

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